Exhibit 99.1

Track Group, Inc. Reports Q1-FY2016 Quarterly Results
•	Revenue Increases 37%
•	Adjusted EBITDA margin improves
•	Cash burn from operations decreases 82%
•	Reaffirms FY2016-2017 Outlook

SALT LAKE CITY, February 9, 2016 – Track Group Inc. (OTCQX: TRCK), an end-to-end, cloud-based, tracking solutions company in the global offender management market that combines proprietary tracking devices, real-time monitoring services and advanced data analytics, sold on a platform-as-a-services (PaaS) basis, today announced results for its fiscal 2016 first quarter ended December 31, 2015 and reaffirms its outlook.

Company Highlights:

•
Virginia Dept. of Corrections – On October 1, 2015, the Company executed an agreement with the Virginia Department of Corrections to provide solutions based on GPS and biometric voice verification technology designed to monitor over 16,000 offenders and defendants. The term of the Agreement is six years, with a two-year minimum and is valued at approximately $11MUSD.

•
Data Analytics for Corrections – During the first quarter of fiscal 2016, the Company expanded deployment of its proprietary data analytics service in Detroit, Indianapolis and Philadelphia.  These service programs are designed to automate the process of examining location data, uncover hidden correlations, and provide a “pattern-of-life,” so law enforcement and corrections officers have actionable real-time information to enhance decision-making capabilities.

Financial Highlights:

•
Total revenue increases 37% – Net revenues increased 37% in the first quarter of fiscal 2016 when compared to the same period in 2015.  Increases in revenue for the quarter were the result of growth of monitoring devices in the Americas, and to a lesser extent analytics and other services. “I am pleased with our continued growth and momentum and our current run rate is aligned with our full year revenue outlook,” said Guy Dubois, Track Group’s Chairman.

•
Gross profit margin increases to 62% – “We anticipate cost of revenues, as a percentage of total revenue, will continue to decline in fiscal 2016,” stated John Merrill, Chief Financial Officer. He continued, “Supply chain outsourcing, a lower daily cost per device, automation, and higher margin analytic services will reflect in a lower cost of revenues hence driving higher gross profit.”

•
Operating expense increases 26% - The 26% increase in operating expense in the first quarter of fiscal 2016 when compared to the same period in 2015 were largely the result of an increase in non-cash expenses such as stock compensation and depreciation. Other increases were higher payroll costs including benefits and engineering cost.  “As a growth company, we must attract and retain the very best people in order to accelerate the onboarding process and continue to deliver impeccable service to our customers.  We remain committed to investing in technology and infrastructure to deliver the best suite of tracking solutions at the right price,” said Mr. Dubois.

•	Net loss improves 4%. Net loss for Q1-FY2016 was $2.127M or ($0.21) per share, when compared to a net loss of $2.215M or ($0.22) per share for the same period in 2015, a 4% improvement.

•
Cash burn from operations drops 82% - The Company used $3.5M less cash in the first quarter of 2016 than in the same period 2015. Net decreases in cash was ($2.4M) for first quarter of 2016 when compared to ($5.9M) in the same period in 2015.  Cash used in operations decreased to less than ($0.50M) in the first quarter of 2016 from ($2.5M) in the same quarter 2015, an 82% improvement.  “We are billing more subscription revenues and collecting sooner,” said Mr. Merrill.

•
Adjusted EBITDA increases to $0.336M. The Company’s adjusted EBITDA for Q1-FY16 increased to $0.336M or 5.3% of total revenue from a loss of ($0.394M) or (8.5%) for the same period in 2015. “We are a growth stage technology Company that recognizes a significant amount of non-cash expense, including depreciation and amortization on $31M of capital assets.  We believe that adjusted EBITDA is a more complete picture of performance, used in conjunction with GAAP, and its impacts on cash,” said Mr. Merrill.

Fiscal Q1-2016 vs Fiscal Q1-2015 GAAP Results: For the quarter ended December 31, 2015, the Company reported net revenues of $6.3M compared to net revenues of $4.6M for the same period in 2014, an increase of 37%.  During the quarter ended December 31, 2015, gross profit totaled $3.9M, resulting in a 62% gross margin, compared to $2.6M, or a 56% gross margin during the same period in 2014, an increase of $1.3M. Total operating expense for the first quarter of fiscal 2016 was $5.28M compared to $4.20M in the same period in 2015, a 26% increase. Net loss for Q1-FY2016 was $2.13M or ($0.21) per share, when compared to a $2.22M or ($0.22) per share for the same period in 2015, a 4% improvement.    On an adjusted basis, the Company reported EBITDA of $0.336M or 5.3% net margin for the first quarter of 2016 compared to ($0.394M) or (8.5%) for the same period in 2015.

Company Reaffirms Outlook:

	Actual		Outlook
	Q1-FY2016	Q1-FY2015	FY2016	FY2017

Net Revenue (USD$)	$ 6.318M	$ 4.621M	$ 28 - 31 M	$ 42 - 47 M

Adjusted EBITDA Margin (%)	5.30%	-8.50%	15-20%	25-30%

Non-GAAP Financial Measures

This press release includes financial measures defined as "non-GAAP financial measures" by the Securities and Exchange Commission including non-GAAP EBITDA. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. Reconciliations of these non-GAAP financial measures are based on the financial figures for the respective period.
Non-GAAP Adjusted EBITDA excludes items included but not limited to interest, taxes, depreciation, amortization, impairment charges, dividends, gains and losses, one time charges or benefits that are not indicative of operations, charges to consolidate, integrate or consider recently acquired businesses, costs of closing facilities, stock based compensation or other stated cash and non-cash charges (the “Adjustments”).

The Company believes the non-GAAP measures provide useful information to both management and investors when factoring in the Adjustments.  Specific disclosure regarding the Company’s financial results, including management's analysis of results from operations and financial condition, are contained in the Company's quarterly report on Form 10-Q for the quarter ended December 31, 2015, and other reports filed with the Securities and Exchange Commission. Investors are encouraged to carefully read and consider such disclosure and analysis contained in the Company's Form 10-Q and other reports, including the risk factors contained in the Company’s annual report on Form 10-K for the year ended September 30, 2015.

About Track Group Inc.

Track Group develops, manufactures, and provides tracking solutions that combine real-time GPS tracking devices and 24/7/365 monitoring services with advanced data analytics for the global offender management market which includes corrections, military and law enforcement. For more information, visit www.trackgrp.com.

Forward-Looking Statement

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "estimate," "expect," "forecast," "intend," "may," "plan," "project," "predict," "if", "should" and "will" and similar expressions as they relate to Track Group, Inc. & subsidiaries ("Track Group") are intended to identify such forward-looking statements. These statements are only predictions and reflect Track Group’s current beliefs and expectations with respect to future events and are based on assumptions and subject to risks and uncertainties and subject to change at any time. Track Group may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see "Risk Factors" in Track Group’s annual report on Form 10-K, its quarterly report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.  New risks emerge from time to time. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

TRACK GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
Assets	2015	2015
Current assets:	(Unaudited)
Cash	$2,473,025	$4,903,045
Accounts receivable, net of allowance for doubtful accounts of $4,356,817 and $4,150,000, respectively	6,700,733	6,044,931
Note receivable, current portion	315,533	306,434
Prepaid expenses and other	1,397,023	1,266,277
Inventory, net of reserves of $173,145 and $225,900, respectively	610,190	741,514
Total current assets	11,496,504	13,262,201
Property and equipment, net of accumulated depreciation of $2,966,034 and $2,822,166, respectively	1,538,395	1,697,630
Monitoring equipment, net of accumulated amortization of $2,553,113 and $2,225,480, respectively	3,358,424	2,784,595
Intangible assets, net of accumulated amortization of $6,253,294 and $5,628,308, respectively	25,663,766	25,884,087
Other assets	2,545,571	2,619,035
Goodwill	7,753,269	7,782,903
Total assets	$52,355,929	$54,030,451

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	2,511,156	2,363,441
Accrued liabilities	3,245,008	2,705,403
Current portion of long-term debt, net of discount of $222,973 and $222,973, respectively	224,506	796,225
Total current liabilities	5,980,670	5,865,069
Stock payable - related party	3,501,410	3,501,410
Long-term debt, net of current portion and discount of $353,041 and $408,784, respectively	30,221,765	30,189,188
Other long-term liabilities	-	106,671
Total liabilities	39,703,845	39,662,338

Stockholders’ equity:
Common stock, $0.0001 par value: 15,000,000 shares authorized; 10,261,288 outstanding	1,026	1,026
Additional paid-in capital	297,787,148	297,591,034
Accumulated deficit	(282,973,120)	(280,845,882)
Accumulated other comprehensive loss	(2,162,970)	(2,378,065)
Total equity	12,652,084	14,368,113
Total liabilities and stockholders’ equity	$52,355,929	$54,030,451

TRACK GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
 AND COMPREHENSIVE LOSS
(Unaudited)
	Three Months Ended
	December 31,
	2015	2014
Revenues:
Products	$90,918	$91,589
Monitoring services	5,957,426	4,501,680
Other	269,260	27,350
Total revenues	6,317,604	4,620,619

Cost of revenues:
Products	95,261	21,357
Monitoring and other related services	1,784,951	1,628,180
Depreciation & amortization included in cost of revenues	488,967	340,550
Impairment of monitoring equipment and parts	60,000	55,080
Total cost of revenues	2,429,179	2,045,167

Gross profit	3,888,425	2,575,452

Operating expenses:
General & administrative	3,411,643	2,674,992
Selling & marketing	620,029	422,789
Research & development	547,159	464,178
Depreciation & amortization	700,035	641,900
Loss from operations	(1,390,441)	(1,628,407)

Other income (expense):
Loss on disposal of equipment	(33,805)	-
Interest expense, net	(694,508)	(672,491)
Currency exchange rate gain (loss)	(18,149)	80,562
Other income, net	9,665	5,121
Net loss attributable to common shareholders	(2,127,238)	(2,215,215)
Foreign currency translation adjustments	215,095	(626,878)
Comprehensive loss	$(1,912,143)	$(2,842,093)
Net loss per common share, basic and diluted	$(0.21)	$(0.22)
Weighted average common shares outstanding, basic and diluted	10,261,288	10,108,000

TRACK GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the periods ended, December 31, 2015 and 2014
(Unaudited)

	2015	2014
Cash flows from operating activities:
Net Loss	$(2,127,238)	$(2,215,215)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	1,189,003	982,450
Impairment of monitoring equipment and parts	60,000	55,080
Bad debt expense	199,854	-
Amortization of debt discount	55,743	89,821
Stock based compensation	159,469	-
Vesting and re-pricing of stock options	196,114	75,082
Loss on disposal of property and equipment	33,805	-
Loss on disposal of monitoring equipment included on cost of sales	-	12,575
Change in assets and liabilities:
Accounts receivable, net	(836,330)	(2,041,899)
Notes receivable	(9,099)	(7,667)
Inventories	131,348	(403,794)
Prepaid expenses and other assets	(76,313)	(182,680)
Accounts payable	146,921	694,958
Accrued expenses	418,593	450,615
Deferred revenue	-	(10,792)
Net cash used in operating activities	(458,130)	(2,501,466)

Cash flow from investing activities:
Purchase of property and equipment	(46,970)	(2,317)
Capitalized software	(442,578)	-
Purchase of monitoring equipment and parts	(898,500)	(837,014)
Payment related to acquisition	-	(1,937,902)
Net cash used in investing activities	(1,388,048)	(2,777,233)

Cash flow from financing activities:
Principal payments on notes payable	(587,608)	(598,251)
Net cash used by financing activities	(587,608)	(598,251)

Effect of exchange rate changes on cash	3,766	(36,290)

Net increase (decrease) in cash	(2,430,020)	(5,913,240)
Cash, beginning of period	4,903,045	11,101,822
Cash, end of period	$2,473,025	$5,188,582

TRACK GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES
For the periods ended, December 31, 2015 and 2014

	Dec 31	Dec 31
Non-GAAP Adjusted EBITDA (In $000's USD)	2015	2014
Net loss attributable to common shareholders	$(2,127)	$(2,215)
Interest expense, net	695	673
Income taxes (5)	5	-
Depreciation, amortization, and impairment	1,249	1,141
Stock based compensation	356	75
M&A costs (1)	-	-
Other non-cash charges (2)	159	(68)
Non-recurring one-time charges (3)	-	-
Non-recurring one-time (benefits) (4)	-	-
Non GAAP Adjusted EBITDA	$336	$(394)
Non GAAP Adjusted EBITDA, percent of revenue	5.3%	-8.5%

	Dec 31	Dec 31
Non-GAAP EPS (In $000's, except per share)	2015	2014
Net loss attributable to common shareholders	$(2,127)	$(2,215)
Interest expense, net	695	673
Income taxes (5)	5	-
Depreciation, amortization, and impairment	1,249	1,141
Stock based compensation	356	75
M&A costs (1)	-	-
Other non-cash charges (2)	159	(68)
Non-recurring one-time charges (3)	-	-
Non-recurring one-time (benefits) (4)	-	-
Non-GAAP net income to common shareholders	$336	$(394)
Weighted average common shares outstanding	10,261	10,108
Non-GAAP earnings (loss) per share	$0.03	$(0.04)

(1)
The Company completed two acquisitions in 2014 and one in 2015.  M&A costs in prior periods include severance, settlement costs, travel, advisory and legal fees that were not included in the purchase price allocation.  Those costs were expensed in accordance with U.S. GAAP.

(2)	Other non-cash charges may include reserves for inventory obsolescence, gains or losses, and non-cash currency impacts.

(3)
Non-recurring one-time charges include but are not limited to: the pro-forma effect of EBITDA of acquired company G2 Analytics, outsourcing of supply chain / fulfillment, and impairment of certain acquisition assets.

(4)	Non-recurring one-time benefits include disgorgement funds received by a shareholder net of related costs.

(5)
Currently, the Company has significant U.S. tax loss carryforwards that may be used to offset future taxable income, subject to IRS limitations.  However, the Company is still subject to state, commonwealth, and other foreign based taxes.